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                                                                    Exhibit 24.2



                                 AUTOCYTE, INC.

                       Certificate of Assistant Secretary
                       ----------------------------------


     I, William O. Green, being the duly elected and acting Assistant Secretary of AutoCyte, Inc. (the "Corporation"), a Delaware corporation, hereby certify that the following is a true, correct and complete copy of a resolution duly adopted by the Board of Directors of the Corporation by Unanimous Written Consent on March 25, 1999; and that said resolutions have not been amended or rescinded and are now in full force and effect:

FURTHER
RESOLVED: That any officer of the Corporation executing, on behalf of the Corporation, the Registration Statement and any and all amendments to such Registration Statement and other documents to be filed with the Commission in connection therewith is hereby authorized to execute the same through or by James B. Powell, William O. Green or Marc A. Rubenstein, as attorney-in-fact, pursuant to a power of attorney reflecting such authorization.


     WITNESS my signature and the seal of the Corporation affixed this 7th day of July, 1999.


                                                  /s/ William O. Green
                                                  ---------------------------
                                                  William O. Green
                                                  Assistant Secretary